Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST INC. ® REPORTS FOURTH QUARTER AND

2012 FULL-YEAR RESULTS

Same-Store NOI Growth of 8.6 Percent on a Cash Basis and 4.9 Percent on a GAAP Basis in Q4;

Average Same-Store Occupancy Increased 170 Basis Points Year-over-Year to 91.7 Percent

Consolidated Operating Occupancy Increased 50 Basis Points to 92.3 Percent in Q4

Rental Rates Increased 15.3 Percent on a GAAP Basis and 3.4 Percent on a Cash Basis in Q4

Acquired 21 Buildings for $241.7 Million and Sold Seven Buildings for $111.1 Million in Q4

Funds from Operations of $0.11 per Share in Q4 and $0.42 per Share in 2012;

an Increase of 5.0 Percent Year-over-Year

DENVER, February 7, 2013 – DCT Industrial Trust Inc.® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the three months and year ending December 31, 2012.

“2012 was an excellent year across all fronts. We surpassed our operating, capital deployment and capital recycling goals and we continue to build a successful development program,” said Phil Hawkins, Chief Executive Officer of DCT Industrial. “For the year, we acquired 32 buildings for $338.4 million and grew our assets under active development to $128.2 million. In addition we purchased eight land sites which will support development of 4.5 million square feet. Since December 31, 2011, we sold 40 buildings, totaling 6.2 million square feet, further enhancing the cash flow growth of our portfolio.”

Funds from Operations, as adjusted, attributable to common stockholders and unitholders (“FFO”) for the fourth quarter of 2012 totaled $33.0 million, or $0.11 per diluted share, compared with $30.0 million, or $0.11 per diluted share, for the fourth quarter of 2011. These results exclude $1.0 million and $0.5 million of acquisition costs for the quarters ending December 31, 2012 and 2011, respectively.

For the year ending December 31, 2012, FFO totaled $118.1 million, or $0.42 per diluted share, compared with $106.7 million, or $0.40 per diluted share, for the year ending December 31, 2011. These results exclude $2.0 million and $1.9 million of acquisition costs for the year ending December 31, 2012 and 2011, respectively.

Net loss attributable to common stockholders for the fourth quarter of 2012 was $0.8 million, or $0.00 per diluted share, compared with a net loss attributable to common stockholders of $0.2 million, or $0.00 per diluted share, reported for the fourth quarter of 2011. Net loss attributable to common stockholders for the year ending December 31, 2012 was $15.1 million, or $0.06 per diluted share, compared with a net loss of $25.3 million, or $0.11 per diluted share, for the year ending December 31, 2011.

518 17TH STREET, 8TH FLOOR¿ DENVER, CO 80202

303.597.2400 ¿ DCTINDUSTRIAL.COM

Property Results and Leasing Activity

As of December 31, 2012, DCT Industrial owned 402 consolidated operating properties, totaling 60.1 million square feet, with occupancy of 92.3 percent up from 91.8 percent as of September 30, 2012 and up 170 basis points from December 31, 2011. Including development and redevelopment, total consolidated occupancy was 90.4 percent as of December 31, 2012, compared to 91.0 percent as of September 30, 2012 and 90.5 percent as of December 31, 2011. In addition, 0.7 million square feet, or 1.1 percent of DCT Industrial’s total consolidated portfolio, was leased but not yet occupied.

Net operating income (“NOI”) was $50.5 million in the fourth quarter of 2012, compared with $44.3 million in the fourth quarter of 2011. In the fourth quarter of 2012, same-store NOI, excluding revenue from lease terminations, increased 8.6 percent on a cash basis and 4.9 percent on a GAAP basis, when compared to the same period of 2011. Same-store occupancy averaged 91.7 percent in the fourth quarter of 2012, an increase of 170 basis points over the fourth quarter of 2011. Same-store occupancy, as of December 31, 2012, was 92.1 percent.

In the fourth quarter of 2012, the Company signed leases totaling 3.3 million square feet. For the year ending December 31, 2012, DCT Industrial signed leases totaling 15.5 million square feet compared with 14.9 million square feet for the year ending December 31, 2011. In the fourth quarter of 2012, rental rates on signed leases increased 15.3 percent on a GAAP basis and 3.4 percent on a cash basis compared to the corresponding expiring leases. For the full year 2012, rental rates on signed leases increased 4.6 percent on a GAAP basis and decreased 2.8 percent on a cash basis. The Company’s tenant retention rate was 75.7 percent in the fourth quarter of 2012 and 73.4 percent for the year ending December 31, 2012.

Investment Activity

Joint Venture Acquisition

The Company successfully purchased its joint venture partner’s 80 percent interest in DCT Fund I, for an incremental investment of $78.2 million. The six buildings in the portfolio are located in Atlanta, Central Pennsylvania, Chicago, Dallas, Memphis and New Jersey and total 2.6 million square feet. Subsequently, DCT Industrial sold the buildings in Atlanta and Memphis to a third party in January. The portfolio, after the sale of the Atlanta and Memphis assets, has a year-one weighted-average cash yield of 6.5 percent and a weighted-average projected stabilized cash yield of 7.2 percent.

Market	Submarket	Square Feet	Occupancy
Atlanta, GA*	Henry County	578,000	76.2%
Central Pennsylvania	Lehigh Valley	100,000	100.0%
Chicago, IL	Southwest Suburbs	303,000	100.0%
Dallas, TX	Alliance	540,000	100.0%
Memphis, TN*	Southeast/Shelby	1,039,000	74.1%
New Jersey	Somerset	88,000	100.0%

Total/Weighted Average		2,648,000	84.6%

*	Asset sold to third party in January 2013

Acquisitions

In addition to the joint venture portfolio, DCT Industrial acquired 15 buildings at a total cost of $163.5 million in the fourth quarter. The buildings, located in Chicago, Houston, Northern California, Seattle and Southern California, total 1.8 million square feet. The Company expects a year-one weighted-average cash yield of 6.3 percent and a weighted-average projected stabilized cash yield of 6.6 percent on these assets.

For the full year ending December 31, 2012, including the purchase of the joint venture portfolio, the Company acquired 32 buildings, totaling 6.2 million square feet for a total of $338.4 million. The Company expects a year-one weighted-average cash yield of 6.3 percent and a weighted-average projected stabilized cash yield of 7.1 percent.

The table below represents a summary of the acquisitions in the fourth quarter:

Market	Submarket	Square Feet	Occupancy	Closed	Anticipated Yield*
Chicago, IL	O’Hare	105,000	0.0%	Oct-12	8.2%
Seattle, WA	Kent Valley	26,000	0.0%	Oct-12	6.8%
Southern California (4 buildings)	San Gabriel Valley	211,000	100.0%	Oct-12	6.2%
Air Freight Portfolio	LAX (3 buildings)	471,000	99.6%	Nov-12	6.5%
(4 buildings)	O’Hare (1 building)	92,000	100.0%	Nov-12	6.5%
Northern California	Oakland	337,000	100.0%	Dec-12	6.2%
Chicago, IL	I-88/Fox Valley	163,000	100.0%	Dec-12	7.3%
Houston, TX (2 buildings)	Port of Houston	313,000	100.0%	Dec-12	7.3%
Chicago, IL	Northern DuPage County	67,000	100.0%	Dec-12	8.4%

Total/Weighted Average		1,785,000	92.6%		6.6%

*	Anticipated yield represents year-one cash yield for stabilized acquisitions and projected stabilized cash yield for value-add acquisitions.

Development

In the fourth quarter, DCT Industrial invested $40.5 million to acquire 5 land parcels for the future development of approximately 3.0 million square feet. The land is located in some of the most highly sought after submarkets of Atlanta, Houston, Seattle and Southern California.

The table below represents a summary of land acquired in the fourth quarter:

Market	Submarket	Acres	Project Name	Number of Buildings	Estimated Square Feet
Atlanta, GA	I-20 West	47.2	DCT River West	1	733,000
Houston, TX	Northwest	11.0	DCT Beltway Tanner Business Park	1	133,000
Seattle, WA	Kent Valley	46.3	DCT White River Corporate Center	2	1,018,000
Seattle, WA	Kent Valley	9.3	DCT Sumner South Distribution Center	1	190,000
Southern California	Inland Empire West	42.2	DCT Rialto Logistics Center	1	928,000

Total		156.0		6	3,002,000

In addition, DCT Industrial:

•	Completed the expansion of Building 3 at SCLA in Southern California, which is fully leased to Newell Rubbermaid.

•	Commenced construction on the pre-leased 652,000 square foot Slover Logistics Center I in Southern California. The building is expected to be completed and the lease commenced by Q3 of 2013.

•

Committed to start a build-to-suit on Building A at 8th and Vineyard, in Southern California. Construction is expected to commence in Q1 of 2013 and the building is under contract to be sold to the user upon completion.

•	Commenced construction of DCT Airtex Industrial Center, a 267,000 square foot building in North Houston, located along Interstate 45. The building is slated for completion in Q3 of 2013.

As of December 31, 2012, the Company had under active development, including recently stabilized buildings, $128.2 million which is 70.0 percent leased.

Dispositions

During the fourth quarter of 2012, the Company committed to sell a portfolio of six assets. Five buildings closed in the fourth quarter, and the sixth building is held for sale and scheduled to close in the first quarter of 2013. Additionally, as mentioned in the Joint Venture Acquisition section, DCT Industrial sold two buildings in Atlanta and Memphis in January.

The seven buildings that closed since September 30, 2012, total 3.7 million square feet and are located in Atlanta, Columbus and Memphis. The dispositions generated gross proceeds of $111.1 million. Including the held-for-sale building scheduled to close in the first quarter of 2013, we expect to generate gross proceeds of $122.4 million with a projected year-one weighted-average cash yield of 7.9 percent. Since December 31, 2011 and once the building held for sale closes, gross proceeds from dispositions will total $211.5 million1 with a projected year-one weighted-average cash yield of 7.1 percent.

The table below represents a summary of the seven assets that closed since September 30, 2012, and the held-for-sale building:

Market	Submarket	Square Feet	Occupancy	Closed
Atlanta, GA	Henry County	189,000	100.0%	Dec-12
Columbus, OH	Southeast	432,000	100.0%	Dec-12
Columbus, OH	Southeast	388,000	100.0%	Dec-12
Memphis, TN	Southeast/Shelby	806,000	100.0%	Dec-12
Memphis, TN	Southeast/Shelby	300,000	100.0%	Dec-12
Atlanta, GA	Henry County	578,000	76.2%	Jan-13
Memphis, TN	Southeast/Shelby	1,039,000	74.1%	Jan-13
Memphis, TN	Southeast/Shelby	400,000	100.0%	*

Total/Weighted Average		4,132,000	90.2%

*	Building held for sale and scheduled to close in Q1 2013

Capital Markets Activity

During the fourth quarter DCT Industrial raised $59.2 million in net proceeds from the sale of common stock through its “at the market” continuous equity offering. The Company issued approximately 9.5 million shares at an average price of $6.33 per share. The proceeds were used to fund acquisitions.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on April 17, 2013, to stockholders of record as of April 5, 2013.

Guidance

The Company’s guidance for 2013 FFO is between $0.40 to $0.45 per diluted share. Additionally, net loss attributable to common stockholders is expected to be between $(0.06) and $(0.01) per diluted share.

DCT Industrial’s guidance for 2013 includes the following assumptions:

•	Average occupancy for the consolidated operating portfolio will range between 91.0 percent and 94.0 percent

•	Same-store net operating income will increase between 1.0 percent and 4.0 percent on a GAAP basis and between 2.0 percent and 5.0 percent on a cash basis

•	Development starts of between $125 million and $200 million

•	$100 million to $200 million of stabilized and value-add acquisitions

[1]	Includes DCT Industrial’s proportionate share of gross proceeds for properties sold by unconsolidated joint ventures.

The Company’s FFO guidance excludes real estate gains and losses, impairments and acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss full year and fourth quarter 2012 results on Friday, February 8, 2013 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (888) 317-6016 or (412) 317-6016. A telephone replay will be available until 9 a.m. Eastern Time, Friday, February 22, 2013 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10023617. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until February 8, 2014.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust Inc.®

DCT Industrial Trust Inc. is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of December 31, 2012, the Company owned interests in approximately 75.6 million square feet of properties leased to approximately 870 customers, including 14.2 million square feet operated on behalf of four institutional capital management partners. Additional information is available at www.dctindustrial.com.

CONTACT:

Melissa Sachs

DCT Industrial Trust Inc.

303-597-2400

investorrelations@dctindustrial.com

###

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	December 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Land	$780,235	$647,552
Buildings and improvements	2,481,206	2,393,346
Intangible lease assets	78,467	84,779
Construction in progress	45,619	35,386

Total investment in properties	3,385,527	3,161,063
Less accumulated depreciation and amortization	(605,888)	(589,314)

Net investment in properties	2,779,639	2,571,749
Investments in and advances to unconsolidated joint ventures	130,974	139,278

Net investment in real estate	2,910,613	2,711,027
Cash and cash equivalents	12,696	12,834
Restricted cash	19,379	7,502
Deferred loan costs, net	6,838	8,567
Straight-line rent and other receivables, net of allowance for doubtful accounts of $1,251 and $1,256, respectively	51,179	42,349
Other assets, net	12,945	11,019
Assets held for sale	52,852	—

Total assets	$3,066,502	$2,793,298

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$57,501	$45,785
Distributions payable	21,129	19,057
Tenant prepaids and security deposits	24,395	22,864
Other liabilities	7,213	29,797
Intangible lease liability, net	20,148	18,897
Line of credit	110,000	—
Senior unsecured notes	1,025,000	935,000
Mortgage notes	326,617	317,783
Liabilities related to assets held for sale	940	—

Total liabilities	1,592,943	1,389,183

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized 280,310,488 and 245,943,100 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively	2,803	2,459
Additional paid-in capital	2,232,682	2,018,075
Distributions in excess of earnings	(871,655)	(783,229)
Accumulated other comprehensive loss	(34,766)	(29,336)

Total stockholders’ equity	1,329,064	1,207,969
Noncontrolling interests	144,495	196,146

Total equity	1,473,559	1,404,115

Total liabilities and equity	$3,066,502	$2,793,298

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
REVENUES:
Rental revenues	$68,504	$60,539	$256,720	$231,463
Institutional capital management and other fees	916	1,138	4,059	4,291

Total revenues	69,420	61,677	260,779	235,754

OPERATING EXPENSES:
Rental expenses	8,724	7,947	32,736	31,601
Real estate taxes	9,330	8,258	38,090	34,069
Real estate related depreciation and amortization	30,984	28,454	120,047	113,470
General and administrative	6,928	5,460	26,064	25,925
Casualty gains	(1,413)	(33)	(1,554)	(33)

Total operating expenses	54,553	50,086	215,383	205,032

Operating income	14,867	11,591	45,396	30,722
OTHER INCOME AND EXPENSE:
Development profits, net of tax	307	—	307	—
Equity in earnings (loss) of unconsolidated joint ventures, net	303	894	1,087	(2,556)
Impairment losses on investments in unconsolidated joint ventures	—	(19)	—	(1,953)
Interest expense	(17,504)	(17,247)	(69,274)	(63,645)
Interest and other income (expense)	(62)	(53)	291	(310)
Income tax benefit (expense) and other taxes	(94)	(38)	(716)	(144)

Loss from continuing operations	(2,183)	(4,872)	(22,909)	(37,886)

Income from discontinued operations	1,554	4,502	6,169	9,043

Consolidated net income (loss) of DCT Industrial Trust Inc.	(629)	(370)	(16,740)	(28,843)
Net (income) loss attributable to noncontrolling interests	(216)	207	1,654	3,593

Net income (loss) attributable to common stockholders	(845)	(163)	(15,086)	(25,250)

Distributed and undistributed earnings allocated to participating securities	(122)	(93)	(524)	(443)

Adjusted net income (loss) attributable to common stockholders	$(967)	$(256)	$(15,610)	$(25,693)

EARNINGS PER COMMON SHARE – BASIC AND DILUTED:
Loss from continuing operations	$(0.01)	$(0.02)	$(0.08)	$(0.14)
Income (loss) from discontinued operations	0.01	0.02	0.02	0.03

Net income (loss) attributable to common stockholders	$(0.00)	$(0.00)	$(0.06)	$(0.11)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	271,066	245,939	254,831	242,591

Reconciliation of Net Income (Loss) Attributable to Common Stockholders to Funds from Operations(1)

(unaudited, in thousands, except per share and unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net income (loss) attributable to common stockholders	$(845)	$(163)	$(15,086)	$(25,250)
Adjustments:
Real estate related depreciation and amortization	32,011	32,149	126,687	128,989
Equity in (earnings) loss of unconsolidated joint ventures, net	(303)	(894)	(1,087)	2,556
Equity in FFO of unconsolidated joint ventures	2,429	2,613	10,312	4,732
Impairment losses on depreciable real estate	—	8,226	11,422	10,160
Gain on dispositions of real estate interests	(1,035)	(12,030)	(13,383)	(12,030)
Noncontrolling interest in the above adjustments	(2,601)	(3,399)	(12,522)	(14,252)
FFO attributable to unitholders	2,365	2,965	9,743	9,901

FFO basic and diluted	32,021	29,467	116,086	104,806

FFO attributable to common stockholders and unitholders(1):
Adjustments:
Acquisition costs(2)	989	493	1,975	1,902

FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$33,010	$29,960	$118,061	$106,708

FFO per common share and unit — basic and diluted	$0.11	$0.11	$0.41	$0.39

FFO, as adjusted, per common share and unit — basic and diluted	$0.11	$0.11	$0.42	$0.40

FFO weighted average common shares and units outstanding:
Common shares for earnings per share—basic	271,066	245,939	254,831	242,591
Participating securities	1,995	1,368	1,896	1,601
Units	21,437	25,626	23,358	25,310

FFO weighted average common shares, participating securities and units outstanding – basic	294,498	272,933	280,085	269,502
Dilutive common stock equivalents	662	431	623	449

FFO weighted average common shares, participating securities and units outstanding – diluted	295,160	273,364	280,708	269,951

(1)	Funds from Operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT).
(2)	Excluding amounts attributable to noncontrolling interests.

Guidance

The Company is providing the following guidance:

	Range for the Full-Year 2013
	Low	High
Guidance:
Earnings per common share—diluted	$(0.06)	$(0.01)
Impairments and acquisition cost	0.01	0.01
Real estate related depreciation and amortization(1)	0.45	0.45

FFO, as adjusted, per common share and unit-diluted(2)	$0.40	$0.45

(1)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.
(2)	The Company’s FFO guidance excludes future real estate gains and losses and acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage for the three and twelve months ended

December 31, 2012 and 2011 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
CALCULATION OF ADJUSTED EBITDA(1):
Net income (loss) attributable to common stockholders	$(845)	$(163)	$(15,086)	$(25,250)
Interest expense	17,504	17,347	69,403	64,254
Proportionate share of interest expense from unconsolidated joint ventures	734	722	3,100	3,077
Real estate related depreciation and amortization	32,011	32,149	126,687	128,989
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,689	1,390	7,462	6,177
Income tax (benefit) expense and other taxes	94	38	716	144
Stock-based compensation amortization	1,235	831	4,313	4,587
Noncontrolling interests	216	(207)	(1,654)	(3,593)
Non-FFO gains on dispositions of real estate interests	(1,035)	(12,030)	(13,383)	(12,030)
Impairment losses(2)	—	8,226	11,422	10,160

Adjusted EBITDA	$51,603	$48,303	$192,980	$176,515

CALCULATION OF FIXED CHARGES
Interest expense	$17,504	$17,347	$69,403	$64,254
Capitalized interest	1,684	537	4,267	2,670
Amortization of loan costs and debt premium/discount	(284)	(277)	(1,093)	(1,015)
Other noncash interest expense	(1,008)	(251)	(2,034)	(970)
Proportionate share of interest expense from unconsolidated joint ventures	734	722	3,100	3,077

Total fixed charges	$18,630	$18,078	$73,643	$68,016

Fixed charge coverage	2.8	2.7	2.6	2.6

(1)	Includes amounts related to discontinued operations, when applicable.
(2)	Includes impairment losses on investments in unconsolidated joint ventures.

The following table is a reconciliation of our reported “Loss from continuing operations” to our net operating income for the three and twelve months ended December 31, 2012 and 2011 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Reconciliation of loss from continuing operations to NOI:
Loss from continuing operations	$(2,183)	$(4,872)	$(22,909)	$(37,886)
Income tax expense (benefit) and other taxes	94	38	716	144
Interest and other (income) expense	62	53	(291)	310
Interest expense	17,504	17,247	69,274	63,645
Equity in (earnings) loss of unconsolidated joint ventures, net	(303)	(894)	(1,087)	2,556
General and administrative	6,928	5,460	26,064	25,925
Real estate related depreciation and amortization	30,984	28,454	120,047	113,470
Impairment losses on investments in unconsolidated joint ventures	—	19	—	1,953
Development profits, net of tax	(307)	—	(307)	—
Casualty gains	(1,413)	(33)	(1,554)	(33)
Institutional capital management and other fees	(916)	(1,138)	(4,059)	(4,291)

Total GAAP net operating income	50,450	44,334	185,894	165,793
Less net operating (income) loss—non-same store properties	(4,471)	(397)	(22,493)	(6,719)

Same store GAAP net operating income	45,979	43,937	163,401	159,074
Less revenue from lease terminations	(94)	(179)	(462)	(608)

Same store GAAP net operating income, excluding revenue from lease terminations	45,885	43,758	162,939	158,466
Less straight-line rents, net of related bad debt expense	(997)	(2,435)	(3,066)	(7,217)
Less amortization of above/(below) market rents	(225)	(201)	(473)	(481)

Same store cash net operating income, excluding revenue from lease terminations	$44,663	$41,122	$159,400	$150,768

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes institutional capital management fees, depreciation, amortization, casualty gains, impairment, general and administrative expenses, equity in (earnings) loss of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income and interest expense. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income. However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations). Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measureable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO excluding severance, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains and losses on disposed assets and business combinations. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the impact of the economic downturn and the strength of the economic recovery and the potential impact of the financial crisis in Europe; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and developments; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.